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                                                                    Exhibit 99.1

SOURCE: ChoiceTel Communications

        ChoiceTel Communications Completes Merger With Sontra Medical and
                 Changes its Name to Sontra Medical Corporation

MINNEAPOLIS and CAMBRIDGE, Mass., June 24 /PRNewswire-FirstCall/ -- ChoiceTel Communications, Inc. (Nasdaq: PHON - News) announced today that it has completed its merger with Sontra Medical, Inc., a development stage medical device company engaged in the research and development of transdermal diagnostic and drug delivery products. In connection with the merger, ChoiceTel Communications has changed its name to Sontra Medical Corporation and has begun operating in Sontra Medical's line of business. Its stock will now trade under NASDAQ ticker symbol "SONT."

Prior to the consummation of the merger, ChoiceTel Communications was able to increase its net worth, in part by selling its Puerto Rican assets and by settling some disputes favorably. Accordingly, based on the adjusted exchange ratio in the merger agreement, Sontra Medical stockholders are entitled to receive 0.1927 shares of ChoiceTel Communications' common stock for each share of Sontra common stock they own. ChoiceTel Communications expects to issue approximately 6.2 million shares of its common stock to the stockholders of Sontra Medical, representing approximately 67% of the outstanding shares of ChoiceTel Communications' common stock following the merger. ChoiceTel Communications announced the signing of the definitive merger agreement on February 28, 2002.

Gary S. Kohler, founder and Chairman of ChoiceTel Communications, commented, "We are pleased that the net worth of ChoiceTel was greater than we originally anticipated, resulting in more cash for the combined entity. We are also pleased to have completed this merger ahead of schedule. We believe the business model and solid management of Sontra Medical create greater shareholder value than ChoiceTel could achieve without this transaction."

James McNab, founder and Chairman of Sontra Medical, noted that "The completion of this transaction provides Sontra with the capital resources it needs to continue the development of our ultrasound technology and achieve our vision of transdermal diagnosis and drug delivery without needles."

About Sontra Medical, Inc.

Sontra Medical, Inc., which is based in Cambridge, Massachusetts, is a development stage medical device company engaged in the research and development of transdermal diagnostic products, including transdermal transport of interstitial fluid for diagnostic purposes. Sontra also is developing technology for the transdermal delivery of therapeutics and topical components for pharmaceutical and cosmetic applications. Sontra believes that its ultrasound-mediated skin permeation technology will provide a platform for the development of products that offer less painful and more convenient alternatives to blood tests and needle-free delivery of



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biopharmaceutical drugs, thereby improving patient compliance to therapy, improving their quality-of-life, and reducing health care costs.

Safe Harbor Statement

This press release contains forward-looking statements, express and implied, that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. Such risks and uncertainties include, among others, dependence on key personnel and proprietary technology, uncertainty of product development efforts, risks associated with the product regulatory approval processes, and the risk that the conditions to the merger contained in the merger agreement will not be satisfied and the merger will not be completed. Additional information on these and other factors that may cause actual results and performance to differ materially is included in the joint proxy statement/prospectus contained in ChoiceTel's Registration Statement on Form S-4/A (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") on May 16, 2002, and in ChoiceTel's periodic and current reports filed with the SEC, including but not limited to ChoiceTel's Form 10-K for the year ended December 31, 2001 and in ChoiceTel's Form 10-Q for the quarter ended March 31, 2002. Copies of such documents may be obtained by contacting ChoiceTel, Sontra or the SEC. ChoiceTel and Sontra caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. ChoiceTel and Sontra disclaim any obligation to publicly update or revise any such statements to reflect any change in ChoiceTel's and Sontra's expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

SOURCE: ChoiceTel Communications